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                                                                    EXHIBIT 12.1

                               JAMESON INNS, INC.
           CALCULATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS

                                            FOR THE THREE MONTH PERIOD       FOR THE SIX MONTH PERIOD
                                                   ENDED JUNE 30                  ENDED JUNE 30
                                            --------------------------      --------------------------
                                               1999            1998            1999            1998
                                            ----------      ----------      ----------      ----------
Consolidated income before
  extraordinary items                       $3,811,516      $   66,341      $5,439,322      $1,531,755
Interest                                     1,959,268         138,436       2,825,385         628,916
Amortization                                    53,755          27,529          99,642          53,297
                                            ----------      ----------      ----------      ----------
         Earnings                           $5,824,539      $  232,306      $8,364,349      $2,213,968
                                            ==========      ==========      ==========      ==========

Interest                                    $1,959,268      $  138,436      $2,825,385      $  628,916
Amortization                                    53,755          27,529          99,642          53,297
Cumulative preferred stock dividends         1,304,308         693,750       1,998,058         800,550
Interest capitalized during the period         352,250         238,772         721,006         407,311
                                            ----------      ----------      ----------      ----------
         Fixed Charges                      $3,669,581      $1,098,487      $5,644,091      $1,890,074
                                            ==========      ==========      ==========      ==========

Ratio of earnings to fixed charges
  and preferred stock dividends                   1.59            0.21            1.48            1.17
                                            ==========      ==========      ==========      ==========



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